UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

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John Hancock Variable Insurance Trust

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK VARIABLE INSURANCE TRUST
200 Berkeley Street
Boston, Massachusetts 02116

February 12, 2021

Dear Variable Annuity and Variable Life Contract Owners:

Enclosed is the Information Statement of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”) regarding a new subadvisory agreement with Wellington Management Company LLP (“Wellington Management”) with respect to the Real Estate Securities Trust (the “Fund”). Wellington Management succeeded DWS Investment Management Americas, Inc. (“DWS”) as subadvisor to the Fund, effective November 16, 2020. RREEF America L.L.C. (“RREEF”) was also terminated as sub-subadvisor to the Fund effective November 16, 2020. As with the subadvisory agreement with DWS, pursuant to the new subadvisory agreement, Wellington Management manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board of Trustees of JHVIT (the “Board”) and John Hancock Variable Trust Advisers LLC (the “Advisor”).

Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund.

The Board of Trustees of JHVIT approved the new subadvisory agreement with Wellington Management. The new subadvisory agreement with Wellington Management is not expected to result in any reduction in the nature, extent or quality of subadvisory services provided to the Fund. The advisory fees have not changed at current asset levels, but in connection with the new subadvisory arrangement with Wellington Management, the Board approved an amendment to the advisory agreement to add a breakpoint at higher asset levels. The subadvisory fee is paid by the Advisor and not by the Fund. Please see below for further information.

Please note that JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Wellington Management.

If you have any questions regarding the Information Statement, please call the appropriate toll-free number below:

--For John Hancock USA variable annuity contracts:	(800) 344-1029
--For John Hancock USA variable life contracts:	(800) 827-4546
--For John Hancock NY variable annuity contracts:	(800) 551-2078
--For John Hancock NY variable life contracts:	(888) 267-7784

Sincerely,

/s/ Harsha Pulluru
Harsha Pulluru
Assistant Secretary
John Hancock Variable Insurance Trust

JOHN HANCOCK VARIABLE INSURANCE TRUST
200 Berkeley Street

Boston, Massachusetts 02116

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR REAL ESTATE SECURITIES TRUST

INTRODUCTION

This Information Statement provides information regarding a recent subadvisor change relating to the Real Estate Securities Trust (the “Fund”), a series of John Hancock Variable Insurance Trust (“JHVIT” or the “Trust”). At its meeting held on September 15-17, 2020, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Wellington Management Company LLP (“Wellington Management”), the new subadvisor (the “Independent Trustees”), unanimously approved an amendment to the subadvisory agreement dated January 29, 1999 (the “Wellington Management Subadvisory Agreement”) appointing Wellington Management to serve as subadvisor to the Fund. At the same time, the Board approved the termination of DWS Investment Management Americas, Inc. (“DWS”) as subadvisor and RREEF America L.L.C. (“RREEF”) as sub-subadvisor to the Fund. This change became effective on November 16, 2020 (the “Transition Date”). This Information Statement is being delivered to shareholders on or about February 12, 2021. A discussion of the Board’s determination to appoint Wellington Management as the Fund’s subadvisor is provided in the “Board Consideration of Wellington Management Subadvisory Agreement” section below.

The Trust. The Trust is a Massachusetts business trust that is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). As of December 31, 2020, the Trust offered 52 separate series. The Trust does not sell its shares directly to the public but generally only to affiliated insurance companies and their separate accounts as the underlying investment media for variable annuity and variable life insurance contracts (“variable contracts”), certain entities affiliated with the insurance companies, as permitted by applicable law, and other series of the Trust that operate as funds of funds. Shares of the Trust also may be sold to unaffiliated insurance companies and their separate accounts and certain qualified pension and retirement plans.

Investment Management. John Hancock Variable Trust Advisers LLC (the “Advisor”) serves as investment advisor to the Trust and each series of the Trust that has a subadvisor pursuant to an Amended and Restated Advisory Agreement with the Trust (the “Advisory Agreement”), dated September 26, 2008. Under the Advisory Agreement, the Advisor is responsible for, among other things, administering the business and affairs of each series and selecting, contracting with, compensating and monitoring the investment subadvisors that manage the assets of the series pursuant to subadvisory agreements.

The Distributor. John Hancock Distributors, LLC (the “Distributor”) serves as the distributor to the Trust.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

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Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Wellington Management Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy, with respect to this subadvisor change.

Annual and Semiannual Reports. JHVIT will furnish, without charge, a copy of its most recent annual and semiannual reports to any shareholder or variable contract owner upon request. A report may be obtained by contacting the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029
— For John Hancock USA variable life contracts:	(800) 827-4546
— For John Hancock NY variable annuity contracts:	(800) 551-2078
— For John Hancock NY variable life contracts:	(888) 267-7784

NEW SUBADVISORY AGREEMENT FOR
REAL ESTATE SECURITIES TRUST

Background

At its meeting held on September 15-17, 2020, the Board approved the Wellington Management Subadvisory Agreement appointing Wellington Management as subadvisor for the Fund, replacing the Fund’s former subadvisor, DWS.

As with the subadvisory agreement with DWS, pursuant to the Wellington Management Subadvisory Agreement, and as more fully described below, Wellington Management manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Wellington Management Subadvisory Agreement is not expected to result in any reduction in the nature, extent or quality of subadvisory services provided to the Fund. The advisory fees have not changed at current asset levels, but in connection with the new subadvisory arrangement with Wellington Management, the Board approved an amendment to the advisory agreement to add a breakpoint at higher asset levels. The subadvisory fee is paid by the Advisor and not by the Fund. In connection with the appointment of Wellington Management, the advisory fee rates were revised, as discussed below. The Wellington Management Subadvisory Agreement has an effective date of November 16, 2020 and, as discussed above, was approved by the Board (including a majority of the Independent Trustees) at its Board meeting held on September 15-17, 2020. The subadvisory agreement with DWS, dated November 23, 2002, as amended (the “DWS Subadvisory Agreement”) and the sub-subadvisory agreement with RREEF, dated April 28, 2006, as amended (the “RREEF Sub-Subadvisory Agreement”), were most recently approved by the Board (including a majority of the Independent Trustees) at its Board meeting held on June 23-25, 2020 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

Wellington Management

Wellington Management is a Delaware limited liability partnership that is registered as an investment advisor under the Advisers Act. Wellington Management’s principal business address is 280 Congress Street, Boston, Massachusetts 02210.

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For more information about the executive officers and partners of Wellington Management, see “Additional Information about Wellington Management” below.

Wellington Management Subadvisory Agreement

The principal responsibilities of Wellington Management under the Wellington Management Subadvisory Agreement, and of DWS under the DWS Subadvisory Agreement, are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below under “Comparison of DWS Subadvisory Agreement and Wellington Management Subadvisory Agreement.”

Subadvisor Compensation. As compensation for its services under the Wellington Management Subadvisory Agreement, Wellington Management is paid, and DWS was formerly paid, a subadvisory fee by the Advisor with respect to the Fund. The fee, which is accrued daily and paid monthly, is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). THE SUBADVISORY FEE IS PAID BY THE ADVISOR OUT OF THE MANAGEMENT FEE IT RECEIVES FOR THE FUND AND IS NOT AN ADDITIONAL CHARGE TO THE FUND. The advisory fees have not changed at current asset levels, but in connection with the new subadvisory arrangement with Wellington Management, the Board approved an amendment to the advisory agreement to add a breakpoint at higher asset levels.

Changes in the Principal Investment Strategies, Benchmark, and Advisory Fee

In connection with approving the Wellington Management Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek to achieve a combination of long-term capital appreciation and current income.

Effective as of the Transition Date, the Fund’s principal investment strategies changed as follows:

Previous Investment Strategies for DWS	New Investment Strategies for Wellington Management

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of real estate investment trusts (“REITs”) and real estate companies. (The fund will provide written notice to shareholders at least 60 days prior to a change in its 80% investment policy.) Equity securities include common stock, preferred stock and securities convertible into common stock.

A company is considered to be a real estate company if, in the opinion of the subadvisor, at least 50% of its revenues or 50% of the market value of its assets at the time its securities are purchased by the fund are attributed to the ownership, construction, management or sale of real estate.

The subadvisor attempts to focus on companies with the potential for stock price appreciation and a record of paying dividends.

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of real estate investment trusts (“REITs”) and real estate companies. Equity securities include common stock, preferred stock and securities convertible into common stock.

A company is considered to be a real estate company if the Global Industry Classification Standards (or some other common industry accepted sector or industry classification schema) includes the company within its Real Estate sector or Hotels, Restaurants & Leisure Industry or Homebuilding sub-industry.

The manager looks for real estate securities it believes will provide superior returns to the fund, and attempts to focus on companies with the potential for stock price appreciation and a record of paying dividends.

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To find these issuers, the subadvisor tracks economic conditions and real estate market performance in major metropolitan areas and analyzes performance of various property types within those regions. To perform this analysis, it uses information from a nationwide network of real estate professionals to evaluate the holdings of real estate companies and REITs in which the fund may invest. Its analysis also considers the companies’ management structure, financial structure and business strategy. The subadvisor also considers the effect of the real estate securities markets in general when making investment decisions. The subadvisor does not attempt to time the market.

A REIT invests primarily in income-producing real estate or makes loans to persons involved in the real estate industry.

Some REITs, called equity REITs, buy real estate and pay investors income from the rents received from the real estate owned by the REIT and from any profits on the sale of its properties. Other REITs, called mortgage REITs, lend money to building developers and other real estate companies and pay investors income from the interest paid on those loans. There are also hybrid REITs which engage in both owning real estate and making loans.

If a REIT meets certain requirements, it is not taxed on the income it distributes to its investors.

The fund may realize some short-term gains or losses if the subadvisor chooses to sell a security because it believes that one or more of the following is true:

•     A security is not fulfilling its investment purpose;

•     A security has reached its optimum valuation; or

•     A particular company’s condition or general economic conditions have changed.

Based on its recent practices, the subadvisor expects that the fund’s assets will be invested primarily in equity REITs. In changing market conditions, the fund may invest in other types of REITs.

The fund may invest a portion of its assets in other types of securities. These securities may include convertible securities, short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry, non-leveraged stock index futures contracts and other similar securities. (Stock index futures contracts can help the fund’s cash assets remain liquid while performing more like stocks.)

Our approach to real estate investing is based on a bottom-up analysis of factors affecting individual securities, combined with a top-down analysis of the real estate market. We believe that property markets overly discount and extrapolate short-term events and that a research-intensive and long-term focus are the keys to sustainable alpha generation. By focusing on multiple valuation metrics and leveraging our analytical resources at both the team and firm level we are able to identify short-term dislocations between stock prices and fundamentals, and ultimately invest in what we believe are long-term winners at below market valuations. Our bottom-up research coupled with top-down trends in the property markets allow us to effectively capture inflection points and own companies with dominant and improving market positions before their true value is recognized by the broader investment community.

A REIT invests primarily in income-producing real estate or makes loans to persons involved in the real estate industry.

Some REITs, called equity REITs, buy real estate and pay investors income from the rents received from the real estate owned by the REIT and from any profits on the sale of its properties. Other REITs, called mortgage REITs, lend money to building developers and other real estate companies and pay investors income from the interest paid on those loans. There are also hybrid REITs which engage in both owning real estate and making loans.

If a REIT meets certain requirements, it is not taxed on the income it distributes to its investors.

The fund may realize some short-term gains or losses if the manager chooses to sell a security because it believes that one or more of the following is true:

•     A security is not fulfilling its investment purpose;

•     A security has reached its optimum valuation; or

•     A particular company or general economic conditions have changed.

Based on its recent practices, the manager expects that the fund’s assets will be invested primarily in equity REITs. In changing market conditions, the fund may invest in other types of REITs.

When the manager believes that it is prudent, the fund may invest a portion of its assets in other types of securities. These securities may include convertible securities, short-term securities, bonds, notes, securities of companies not principally engaged in the real estate industry, non-leveraged stock index futures contracts and other similar securities. (Stock index futures contracts, can help the fund’s cash assets remain liquid while performing more like stocks.)

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The fund may invest up to 10% of its total assets in securities of foreign real estate companies.

The fund is non-diversified, which means that it may invest in a smaller number of issuers than a diversified fund and may invest more of its assets in the securities of a single issuer. The fund concentrates its investments in securities of issuers in the real estate industry.

The fund may invest up to 10% of its total assets in securities of foreign real estate companies.

The fund is a non-diversified fund, which means that it may invest in a smaller number of issuers than a diversified fund and may invest more of its assets in the securities of a single issuer. The fund concentrates its investments in securities of issuers in the real estate industry.

Also in connection with the appointment of Wellington Management, the Board approved changing the Fund’s benchmark from the MSCI US REIT Index to the Dow Jones US Select REIT Index, which is better aligned with the Fund’s investments under Wellington Management.

Also in connection with the appointment of Wellington Management, the Board approved changes to the advisory agreement to add a breakpoint at higher asset levels, effective as of the Transition Date, as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the Advisory Agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets	Annual rate	Average daily net assets	Annual rate
First $1.5 billion	0.700%	All asset levels	0.700%
Excess over $1.5 billion	0.680%

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

============

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Board Consideration of Wellington Management Subadvisory Agreement

At its meeting held on September 15-17, 2020, the Board, including the Independent Trustees, approved the Wellington Management Subadvisory Agreement appointing Wellington Management to serve as subadvisor to the Fund.

In considering the Wellington Management Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Wellington Management, including fee and expense information of Wellington Management and DWS; performance information for relevant indices and Morningstar categories; other pertinent information, such as comparative performance information for a comparably managed composite, as applicable; and other information provided by Wellington Management regarding the nature, extent and quality of services to be provided by Wellington Management under the Wellington Management Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Wellington Management to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed Wellington Management Subadvisory Agreement and discussed the approval of the Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Wellington Management Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Wellington Management Subadvisory Agreement

In making its determination with respect to approval of the Wellington Management Subadvisory Agreement, the Board reviewed:

1.	information relating to Wellington Management’s business;
2.	the historical performance of the Fund under the management of DWS, including comparative performance information of the Fund and the Fund’s new benchmark index, and the performance of a comparable composite managed by Wellington Management;
3.	the subadvisory fee to be charged by Wellington Management; and
4.	information relating to the nature and scope of any material relationships and their significance to the Advisor and Wellington Management.

Nature, extent, and quality of services. The Board considered Wellington Management’s current level of staffing and its overall resources. The Board reviewed Wellington Management’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Wellington Management’s investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, Wellington Management’s compliance program and any disciplinary history. The Board also considered Wellington Management’s risk assessment and monitoring processes. The Board reviewed Wellington Management’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would conduct regular periodic reviews of Wellington Management and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would conduct regular, periodic compliance reviews with Wellington Management and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Wellington Management and procedures reasonably designed to assure compliance with the federal securities laws. The Board also took into account the financial condition of Wellington Management.

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The Board considered Wellington Management’s investment process and philosophy. The Board took into account that Wellington Management’s responsibilities include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Wellington Management’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Wellington Management and the profitability to Wellington Management of its relationship with the Fund, the Board noted that the fees under the Wellington Management Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Wellington Management Subadvisory Agreement and that an amendment to the advisory agreement will add a breakpoint at higher asset levels . The Board noted that the subadvisory fees under the Wellington Management Subadvisory Agreement would be the same as or lower than the fees under the DWS Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Wellington Management Subadvisory Agreement with Wellington Management, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Wellington Management from its relationship with the Trust were not a material factor in the Board’s consideration of the Wellington Management Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Wellington Management Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Wellington Management and its affiliates may receive from Wellington Management’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Wellington Management. The Board also considered that the subadvisory fee to be paid to Wellington Management for managing the Fund is the same as or lower than the fee previously paid to DWS at all asset levels. The Board also took into account that the Fund’s advisory fee was being amended and would result in advisory fee rates that are the same as or lower than the current advisory fee rates. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of DWS and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Wellington Management. The Board also noted Wellington Management’s long-term performance record for a similar composite.

Board determinations. The Board’s decision to approve the Wellington Management Subadvisory Agreement was based on a number of determinations, such as information relating to Wellington Management’s business, including the historical performance of the Fund under the management of DWS, relative to the historical performance of the proposed strategy managed by Wellington Management; that Wellington Management has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Wellington Management Subadvisory Agreement: (i) are the same as or lower than the rates under the DWS Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Wellington Management Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) reflect the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund

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grows; and (v) are a product of arm’s-length negotiation between the Advisor and Wellington Management. In addition, the Board considered that approval of the Wellington Management Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be the same or lower for the Fund at all asset levels.

Additional Information about Wellington Management

Wellington Management is a Delaware limited liability partnership. Wellington Management’s principal business address is 280 Congress Street, Boston, Massachusetts 02210.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Wellington Management. The names and principal occupations of the principal executive officers and partners of Wellington Management are listed below. The business address of each such person is 280 Congress Street, Boston, Massachusetts 02210.

Name	Principal Occupation
Gregory S. Konzal	Managing Director, Counsel and Head of Legal, Americas
James S. Peterson	Managing Director and Chief Compliance Officer
Edward J. Steinborn	Senior Managing Director and Chief Financial Officer
Brendan J. Swords	Chief Executive Officer

Similar Investment Companies Managed by Wellington Management. Wellington Management acts as subadvisor to Real Estate Securities Fund, a series of John Hancock Funds II, which has the same portfolio management team and investment strategy as the Fund. As of January 31, 2021, Wellington Management acts as advisor or subadvisor to the following other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Name of Similar Funds	Assets Under Management as of January 31, 2021
HC (Hirtle Callaghan) Capital Trust - Real Estate Securities Portfolio	$60,400,000
Nationwide Variable Insurance Trust Real Estate Fund	$231,700,000

Comparison of DWS Subadvisory Agreement and Wellington Management Subadvisory Agreements

The terms of the DWS Subadvisory Agreement and the Wellington Management Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and DWS and Wellington Management generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the direction and control of the Trustees, the subadvisor manages the investment and reinvestment of the Fund’s assets and determines the composition of those assets of the Fund in accordance with the Fund’s investment objective, investment policies and limitations set forth in the Trust’s registration statement, as amended, or as subsequently amended in writing. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Trustees. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to the Fund as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and the Advisers Act, and the rules thereunder.

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The subadvisor selects brokers, dealers, futures commission merchants and other counterparties to effect all transactions, places all necessary orders with brokers, dealers, counterparties or issuers and negotiates brokerage commissions, spreads and other financial and non-financial terms, as applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Fund and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that the broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or to its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Wellington Management Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the Board meeting held on September 15-17, 2020 for an initial two-year term. The DWS Subadvisory Agreement is dated November 23, 2002, the RREEF Sub-Subadvisory Agreement is dated April 28, 2006, and their continuance was most recently approved by the Trustees and the Independent Trustees at a Board meeting held on June 23-25, 2020. Each subadvisory or sub-subadvisory agreement continues in effect after its initial term only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) the vote of a majority of those Trustees who are not interested persons (as defined in the 1940 Act) of any such party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance, and if any required shareholder approval of or any continuance of the subadvisory agreement is not obtained, the subadvisor will continue to act as subadvisor for the Fund pending the required approval, continuance, or other definitive action.

The Board voted to terminate the DWS Subadvisory Agreement and the RREEF Sub-Subadvisory Agreement at the Board meeting held on September 15-17, 2020 and the DWS Subadvisory Agreement and the RREEF Sub-Subadvisory Agreement terminated on November 16, 2020.

Termination. The subadvisory agreement may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and JHVIT terminates for any reason.

Amendment. The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHVIT who are not interested persons of any party to the subadvisory agreement cast in person at a meeting called for the purpose of voting on such approval. The DWS Subadvisory Agreement also requires the vote of a majority of the Trustees of JHVIT to approve an amendment. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Fund vote to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHVIT or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHVIT, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

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Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its employees (or, with respect only to the Wellington Management Subadvisory Agreement, its partners and, with respect only to the DWS Subadvisory Agreement, its directors and officers) shall be liable to the Advisor or JHVIT for any loss (and, with respect only to the DWS Subadvisory Agreement, any error of judgment or mistake of law) suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the subadvisor or, with respect only to the DWS Subadvisory Agreement, its directors, or, with respect only to the Wellington Management Subadvisory Agreement, any of Wellington Management’s partners or employees.

Consultation with Subadvisors to the Fund and other JHVIT Portfolios. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHVIT Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat JHVIT portfolio holdings as confidential in accordance with JHVIT’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and prohibit its employees from trading on any such confidential information.

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John Hancock Variable Trust Advisers LLC

200 Berkeley Street

Boston, MA 02116

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 12, 2021

Relating to

REAL ESTATE SECURITIES TRUST
a series of John Hancock Variable Insurance Trust

200 Berkeley Street

Boston, Massachusetts 02116

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Real Estate Securities Trust (the “Fund”), a series of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”). Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect on November 16, 2020. At a meeting held on September 15-17, 2020, pursuant to the recommendation of John Hancock Variable Trust Advisers LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved an amendment to the subadvisory agreement dated January 29, 1999 appointing Wellington Management Company LLP (“Wellington Management”) as subadvisor to the Fund. At the same time, the Board approved the termination of DWS Investment Management Americas, Inc. (“DWS”) as subadvisor and RREEF America L.L.C. (“RREEF”) as sub-subadvisor to the Fund. After a thorough review of management’s recommendation, the Board appointed Wellington Management to manage the Fund’s portfolio.

The appointment of Wellington Management as the Fund’s subadvisor was effected in accordance with an exemptive order (the “Order”) that the U.S Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Wellington Management. In lieu of physical delivery of the Information Statement (other than on request as described below), JHVIT will make the Information Statement available to you online.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHVIT has made the Information Statement available to you online at https://www.johnhancock.com/content/dam/onejohnhancock/pdfs/xbrl/JHVIT_Real_Estate_Securities_Trust_Information_Statement_2.12.21 until 90 days from the date the Notice was first distributed. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the appropriate toll-free number below no later than 90 days from the date the Notice is first distributed:

—For John Hancock USA variable annuity contracts:	(800) 344-1029
—For John Hancock USA variable life contracts:	(800) 827-4546
—For John Hancock NY variable annuity contracts:	(800) 551-2078
—For John Hancock NY variable life contracts:	(888) 267-7784

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first distributed.